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                            MINDARROW SYSTEMS, INC.
                           2000 STOCK INCENTIVE PLAN

1.  The Plan.
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1.1  Purpose.  The purpose of this Plan is to promote the success of the Company
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     and the interests of its stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 5.

1.2  Administration and Authorization; Power and Procedure.
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     1.2.1  Committee.  This Plan will be administered by and all Awards will be
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            authorized by the Committee. Action of the Committee with respect to its authority under this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

     1.2.2  Plan Awards; Interpretation; Powers of Committee.  Subject to the
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            express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

            (a) determine eligibility and the particular Eligible Persons who will receive Awards;

            (b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest, and the respective consequences thereof, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

            (c) approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

            (d) construe and interpret this Plan and any Award or other agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

            (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 4.5;

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